Exhibit 99.4

ROYAL SAVINGS BANK

9226 S. COMMERCIAL AVENUE

CHICAGO, ILLINOIS 60617

(773) 768-4800

NOTICE OF SPECIAL MEETING OF MEMBERS

To Be Held On                     , 2004

NOTICE IS HEREBY GIVEN that a special meeting of members of Royal Savings Bank will be held at                     ,                     , Illinois, at              a.m., Central Time, on                     , 2004, to consider and vote upon:

(1)	The approval of the Plan of Conversion pursuant to which Royal Savings Bank will be converted from an Illinois-chartered mutual savings bank to an Illinois-chartered stock saving bank and issue all of its capital stock to a holding company, Royal Financial, Inc., and other transactions provided for in the Plan of Conversion, including the adoption of a new Illinois Stock Charter and Bylaws for Royal Savings Bank;

(2)	The approval of the establishment of the Royal Charitable Foundation, a Delaware non-stock corporation, dedicated to the promotion of charitable purposes within the communities that Royal Savings Bank serves, and the contribution to the foundation concurrently with the completion of the conversion of Royal Savings Bank; and

(3)	Such other business as may properly come before the special meeting or any adjournment. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

The Board of Directors has fixed                     , 2004 as the voting record date for the determination of members of Royal Savings Bank entitled to notice of and to vote at the special meeting and at any adjournment of the special meeting. Only those members of Royal Savings Bank of record as of the close of business on the voting record date will be entitled to vote at the special meeting or any postponement or adjournment. The Plan of Conversion must be approved by the affirmative vote of at least a majority of the amount of votes entitled to be cast at the special meeting. If there are not sufficient votes for approval of the Plan of Conversion at the time of the special meeting, the special meeting may be postponed or adjourned to permit further solicitation of the proxies.

THE FOLLOWING PROXY STATEMENT AND THE ATTACHED PROSPECTUS CONTAIN A MORE DETAILED DESCRIPTION OF THE PROPOSED CONVERSION AND THE PROPOSED CHARITABLE FOUNDATION.

By Order of the Board of Directors

Chief Executive Officer and President

Chicago, Illinois

                                , 2004

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SIGN, DATE AND MARK THE ENCLOSED PROXY CARD IN FAVOR OF THE ADOPTION OF THE PLAN OF CONVERSION AND THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

ROYAL SAVINGS BANK

9226 S. COMMERCIAL AVENUE

CHICAGO, ILLINOIS 60617

PROXY STATEMENT

SPECIAL MEETING OF MEMBERS

TO BE HELD ON                     , 2004

Purpose of the Special Meeting and Summary of Transaction

This proxy statement, together with the attached prospectus of Royal Financial, Inc., is being furnished to eligible members of Royal Savings Bank in connection with the solicitation by the Board of Directors of proxies to be voted at the special meeting of members of Royal Savings Bank to be held on                                 , at                             ,                     , Illinois                     , at              a.m., Central Time, and at any postponement or adjournment of the special meeting.

The special meeting is being held for the purpose of considering and voting upon the Plan of Conversion, pursuant to which Royal Savings Bank will be converted from an Illinois-chartered mutual savings bank to an Illinois-chartered stock savings bank. The Plan of Conversion also provides for the concurrent sale of all of Royal Savings Bank capital stock to Royal Financial, Inc., a company we formed in September 2004, and the sale by Royal Financial, Inc. of shares of its common stock to the public in a subscription offering and, if necessary, in a community offering. The Plan of Conversion also provides for the establishment of a charitable foundation. References to Royal Savings Bank include Royal Savings Bank in either its mutual or stock form as indicated by the context.

Following receipt of all required regulatory approvals (including the approval of the Division of Banks and Real Estate (“DBRE”) of the Illinois Department of Financial and Professional Regulation and the non-objection of the Federal Deposit Insurance Corporation (“FDIC”)), the approval of the members of Royal Savings Bank entitled to vote on the Plan of Conversion, and the satisfaction of all other conditions precedent to the conversion, Royal Savings Bank will complete the conversion. After completion of the conversion, Royal Savings Bank, in its stock form, will continue to conduct its business and operations from the same offices with the same personnel as Royal Savings Bank conducted prior to the conversion. The conversion will not affect the balances, interest rates or other terms of Royal Savings Bank’s loans or deposit accounts, and the deposit accounts will continue to be issued by the FDIC to the same extent as they were prior to the conversion.

Pursuant to the Plan of Conversion, the conversion will be effected as follows or in any other manner that is consistent with applicable federal and state law and regulations and the intent of the Plan of Conversion:

•	Royal Savings Bank will organize Royal Financial, Inc. as a Delaware corporation;

•	Royal Savings Bank will convert its charter to an Illinois stock savings bank charter;

•	Royal Financial, Inc. will sell shares of its common stock to certain depositors and others; and

•	Royal Financial, Inc. will purchase the capital stock to Royal Savings Bank with a portion of the proceeds from the sale of its common stock, whereby Royal Savings Bank will become a wholly-owned subsidiary of Royal Financial, Inc.

Royal Financial, Inc. expects to receive the approval of the Board of Governors of the Federal Reserve Bank to become a bank holding company and to own all of the common stock of Royal Savings Bank. Royal Financial, Inc. intends to contribute 50% of the net proceeds of the proceeds from the sale of common stock of Royal Financial, Inc. to Royal Savings Bank.

The Plan of Conversion grants nontransferable rights to subscribe for the shares of common stock in order of priority:

•	Eligible Account Holders who are depositors of Royal Savings Bank with account balances of $50.00 or more as of the close of business on July 31, 2003;

•	Royal Financial Inc.’s Employee Stock Ownership Plan;

•	Supplemental eligible account holders who are depositors of Royal Savings Bank with account balances of $50.00 or more as of the close of business on , 2004; and

•	Other members who are depositors of Royal Savings Bank as of the close of business on , 2004.

IF THE ABOVE PERSONS DO NOT SUBSCRIBE FOR ALL OF THE SHARES OFFERED, WE WILL OFFER THE REMAINING SHARES TO THE GENERAL PUBLIC, GIVING PREFERENCE TO PERSONS WHO RESIDE IN COOK COUNTY, ILLINOIS.

VOTING IN FAVOR OF OR AGAINST THE PLAN OF CONVERSION INCLUDES A VOTE FOR OR AGAINST THE ADOPTION OF THE NEW ILLINOIS STOCK CHARTER AND BYLAWS OF ROYAL SAVINGS BANK.

VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE ANY PERSON TO PURCHASE COMMON STOCK OF ROYAL FINANCIAL, INC. VOTING IN FAVOR OF THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION WILL NOT IN ANY WAY AFFECT THE VOTES FOR OR AGAINST THE PLAN OF CONVERSION. IF YOU VOTE FOR THE ADOPTION OF THE PLAN OF CONVERSION BUT AGAINST THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION, ROYAL SAVINGS BANK INTENDS TO COMPLETE THE CONVERSION WITHOUT ESTABLISHING THE CHARITABLE FOUNDATION.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PLAN OF CONVERSION AND THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION.

Voting Rights and Vote Required for Approval. Depositors of Royal Saving Bank as of the close of business on                     , 2004, the voting record date, who continue to be depositors on the date of the special meeting or any adjournment, will be entitled to vote on the Plan of Conversion and establishment of the charitable foundation. All of Royal Savings Bank’s depositors are members of Royal Savings Bank. If there are not sufficient votes for approval of the Plan of Conversion at the time of the special meeting, the special meeting may be adjourned to permit further solicitation of proxies;

provided, however, the adjournment must be approved by the affirmative vote of a majority of the votes cast at the special meeting.

At the special meeting, each eligible depositor member will be entitled to cast one vote per $100, or fraction thereof, of the aggregate withdrawal value of all of such member’s deposit accounts in Royal Savings Bank as of the voting record date. Royal Savings Bank’s records indicate that as of the voting record date, there were approximately                      members entitled to cast a total of                      votes at the special meeting.

Deposits held in trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of IRA and Qualified Plan accounts established at Royal Savings Bank, the beneficiary may direct the trustee’s vote on the Plan of Conversion and establishment of the charitable foundation by returning a completed proxy card to Royal Savings Bank. If no proxy card is returned, Royal Savings Bank, as trustee, will not vote on the adoption of the Plan of Conversion and establishment of the charitable foundation on behalf of such beneficiary.

Stock Purchase Priorities. Rights to subscribe for Royal Financial, Inc. common stock have been granted on a priority basis in a subscription offering to certain members of Royal Savings Bank and the employee stock ownership plan of Royal Savings Bank. Voting members should be aware that only those voting members who are Eligible Account Holders as of July 31, 2003 will have first priority to purchase stock in the offering. In the event there is an oversubscription in the subscription offering, voting members who are not also Eligible Account Holders or supplemental eligible account holders may not have an opportunity to purchase stock in the offering.

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE TOTAL OUTSTANDING VOTES ELIGIBLE TO BE CAST AT THE SPECIAL MEETING IS REQUIRED FOR APPROVAL OF THE PLAN OF CONVERSION AND THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION.

Proxies

The Board of Directors of Royal Savings Bank is soliciting the proxy which accompanies this proxy statement furnished to members for use at the special meeting and any adjournment. Each proxy solicited hereby, if properly executed, duly returned before the special meeting and not revoked prior to or at the special meeting, will be voted at the special meeting in accordance with your instructions as indicated on the proxy. IF NO INSTRUCTIONS ARE GIVEN, EXECUTED PROXIES WILL BE VOTED FOR ADOPTION OF THE PLAN OF CONVERSION AND FOR THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION. If any other matters properly come before the special meeting, the persons named as proxies will vote upon such matters according to their discretion. Except with respect to procedural matters incident to the conduct of the meeting, no additional matters are expected to come before the special meeting.

Revocability of Proxies. Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Royal Savings Bank written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the special meeting or any postponement or adjournment of the special meeting. Presence at the special meeting will not revoke a proxy unless a written revocation is filed with the Secretary of Royal Savings Bank prior to the voting of such proxy. The proxies being solicited by the Board of Directors of Royal Savings Bank are only for use at the special meeting and at any adjournment of the special meeting and will not be used for any other meeting.

Solicitation of Proxies and Tabulation of the Vote. To the extent necessary to permit approval of the Plan of Conversion and establishment of the charitable foundation, proxies may be solicited by our officers, directors or employees, by telephone or through other forms of communication and, if necessary, the special meeting may be adjourned to a later date. Such persons will be reimbursed by us for their reasonable out-of-pocket expenses incurred in connection with such solicitation. Royal Savings Bank will bear all costs associated with proxy solicitation and vote tabulation.

Reasons for Conversion. See “The Conversion—Purposes of Conversion” and “—Effects of Conversion” beginning on page        in the prospectus for a discussion of the basis upon which the Board of Directors determined to undertake the proposed conversion. As more fully discussed in those sections and in other sections of the prospectus, the Board of Directors believes that the Plan of Conversion and the establishment of the charitable foundation is in the best interest of Royal Savings Bank, its members and the communities it serves.

Stock-Based Benefits to Management. See “Summary—Benefits to Management from the Offering,” and “Management—New Benefit Plans—Employee Stock Ownership Plan” in the prospectus for a discussion of the interests of management in the conversion.

Risk Factors. See “Risk Factors” beginning on page        in the prospectus for a discussion of certain factors that should be considered by prospective investors, including, among other factors, the potential for a low return on equity following the conversion, the uncertainty as to future growth opportunities, the dilutive effect of the issuance of additional shares of common stock, the potential effects of changes in interest rates and the current interest rate environment, risks related to commercial and commercial real estate loans, competition, certain anti-takeover provisions, regulatory oversight, the absence of a market for the common stock, and a possible increase in the number of shares issued in the conversion.

Certain Anti-Takeover Considerations. Certain provisions in Royal Financial’s certificate of incorporation and bylaws and Delaware law and regulations as well as the anticipated stock ownership levels of Royal Savings Bank’s management will provide certain additional anti-takeover provisions. See “Risk Factors—Our Stock Value May Suffer from Our Ability to Impede Potential Takeovers” in the prospectus.

Upon completion of the conversion, Royal Financial’s Board of Directors will be elected by its stockholders. Royal Financial’s Bylaws include certain advance notice and other requirements which a stockholder must comply with in order to make nominations for directors or to make stockholder proposals for matters to be considered at meetings of stockholders.

Additional Information. A copy of the Plan of Conversion, the proposed Illinois stock charter and bylaws of Royal Savings Bank and the certificate of incorporation and bylaws of Royal Financial are available without charge from Royal Savings Bank. Requests for copies of any such documents should be directed to: Andrew Morua, Corporate Secretary, Royal Savings Bank, 9226 S. Commercial Avenue, Chicago, Illinois 60617.

THE ATTACHED PROSPECTUS IS AN INTEGRAL PART OF THIS PROXY STATEMENT AND CONTAINS DETAILED INFORMATION ABOUT ROYAL SAVINGS BANK, ROYAL FINANCIAL, INC., THE CONVERSION, INCLUDING, THE RIGHTS OF ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS TO SUBSCRIBE FOR SHARES OF ROYAL FINANCIAL, INC. COMMON STOCK, AND THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION. MEMBERS AS OF THE VOTING RECORD DATE ARE URGED TO CONSIDER SUCH INFORMATION CAREFULLY PRIOR TO SUBMITTING THEIR PROXIES.

Incorporation of Information by Reference

Royal Financial, Inc.’s prospectus dated                     , 2004 is incorporated herein by reference. The prospectus sets forth a description of the Plan of Conversion and the related offering of common stock by Royal Financial, Inc. under the caption “The Conversion” beginning on page         . Such caption also describes the effects of the conversion on the members of Royal Savings Bank, including the tax consequences of the conversion and the establishment of a liquidation account for the benefit of certain depositors of Royal Savings Bank. Upon completion of the conversion, the Charter of Royal Savings Bank will be restated to reflect the conversion, to provide for the issuance of capital stock and to provide for a liquidation account.

Information regarding Royal Financial, Inc. and Royal Savings Bank is set forth in the prospectus under the captions “Summary—Royal Financial, Inc.” and “—Royal Savings Bank” on page         . The prospectus also describes the business and financial condition of Royal Savings Bank under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Royal Savings Bank,” beginning on page          and “Business of Royal Savings Bank,” beginning on page         . The historical financial statements of Royal Savings Bank are included in the prospectus. See also “Selected Financial Data” on pages          -          in the prospectus. Information regarding the use of proceeds of the offerings conducted in connection with the conversion, the historical capitalization of Royal Savings Bank and the pro forma capitalization of Royal Financial, Inc., and other pro forma data are set forth in the prospectus under the captions “Use of Proceeds,” on pages          -         , “Capitalization,” on pages          –         , and “Pro Forma Data,” on pages          -         .

The prospectus also provides information regarding the names, ages, business experience and compensation of Royal Savings Bank’s directors and executive officer, as well as the benefit plans and proposed employment agreement. See “Management” on pages          -          in the prospectus.

The Plan of Conversion also provides for the establishment of the charitable foundation in connection with the conversion. The foundation, which will be incorporated under Delaware law as a non-stock corporation, will be funded with a contribution by Royal Financial, Inc. of $100,000 in cash, and 50,000 shares of Royal Financial, Inc. common stock, with an initial value of $500,000. The contribution of Royal Financial, Inc. common stock to the foundation will be dilutive to the interests of stockholders of Royal Financial, Inc. and will have an adverse impact on Royal Financial, Inc.’s earnings in the year of the contribution. See “Risk Factors—The Establishment of Royal Charitable Foundation Will Negatively Impact Our Profits for the Year ended June 30, 2005” and “Risk Factors—Royal Financial’s Contribution to the Royal Charitable Foundation will Dilute the Ownership Interests of Other Stockholders” on pages          and          of the prospectus, and “The Conversion—We Plan to Establish the Royal Charitable Foundation” beginning on page         .

Available Information

Royal Savings Bank has filed with the DBRE an Application for Conversion pursuant to which it will convert to stock form in accordance with the terms of the Plan of Conversion and a request for a letter of non-objection from the FDIC. This proxy statement and the prospectus omit certain information contained in such application.

Royal Financial, Inc. has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form SB-2 (File No. 333-119138) under the Securities Act of 1933 with respect to the common stock being offered in the conversion. This proxy statement and the prospectus do not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C.

20549, and copies may be obtained at prescribed rates from the Public Reference Section of the SEC at the same address. In addition, the SEC maintains a web site that contains registration statements and other reports regarding registrants that file electronically with the SEC (such as Royal Financial, Inc.). The address of the SEC’s web site is http://www.sec.gov. The statements contained in the prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions and are not necessarily complete; each such statement is qualified by reference to such contract or document.

PLEASE REMEMBER TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR IMPORTANT VOTE WILL BE COUNTED AT THE SPECIAL MEETING.

THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR THE SOLICITATION OF ANY OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Revocable Proxy

ROYAL SAVINGS BANK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ROYAL SAVINGS BANK (THE “BANK”) FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON                     , 2004 AND ANY ADJOURNMENT THEREOF.

The undersigned being a member of the Bank, hereby authorizes the Board of Directors of the Bank or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of the Bank to be held at                                                                               Chicago, Illinois on                             , 2004 (the “Special Meeting”), at                      a.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

(1) To approve the Plan of Conversion (“Plan of Conversion”) pursuant to which the Bank would be converted from an Illinois-chartered mutual savings bank to an Illinois-chartered stock savings bank and issue all of its capital stock to a holding company, Royal Financial, Inc. (the “Company”), and the transactions provided for in such Plan of Conversion, including the adoption of a new Illinois stock Charter and Bylaws for the Bank

FOR ☐	AGAINST ☐	ABSTAIN ☐

(2) To approve the creation of the Royal Charitable Foundation (the “Foundation”) and the Company’s contribution to the Foundation of cash and shares of Company Common Stock pursuant to the Plan of Conversion.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSALS. PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE HEREOF, DETACH, AND RETURN IT IN THE ENCLOSED WHITE POSTAGE PAID ENVELOPE.

Royal Savings Bank	Revocable Proxy

THIS PROXY, IF EXECUTED, WILL BE VOTED FOR ADOPTION OF THE PLAN OF CONVERSION AND FOR THE ESTABLISHMENT OF THE FOUNDATION IF NO CHOICE IS MADE. HOWEVER, FAILURE TO RETURN THIS PROXY IS THE SAME AS A NO VOTE.

ANY MEMBER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE BANK EITHER A WRITTEN REVOCATION OF THE PROXY, OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of the Bank called for the              day of                     , 2004 and a Proxy Statement for the Special Meeting prior to the signing of this Proxy.

Date: , 2004

Signature

Signature

Note: Please sign exactly as your name appears on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

PLEASE DATE AND SIGN THIS PROXY ABOVE, AND RETURN IT IN THE ENCLOSED WHITE POSTAGE PAID ENVELOPE.